UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 12, 2014

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.
On February 12, 2014, Invacare Corporation (the “Company”) announced its decision to close its London, Canada manufacturing facility by mid-2014. The closure of the facility, which produces long-term care beds and case goods, is part of the Company’s long-term strategy to remain cost competitive by optimizing its global supply chain.

Production of case goods currently manufactured in London will be transferred to the Company’s plant in Sanford, Florida. The long-term care beds production in London will be outsourced to a third-party with established FDA-registered manufacturing capabilities around the world. The third-party manufacturer has a significant focus on medical devices, including acute care bed production.

As a result, the Company expects to incur project-related expenses of at least $3.5 million on a pre-tax basis across the second and third quarter of 2014. At this time, those costs are estimated to include approximately $1.4 million in one-time cash restructuring charges, approximately $1.1 million in non-cash restructuring charges and approximately $1.0 million in operating expenses during the closure. The Company expects minimal benefits in 2014, but it expects annualized savings of up to $2.7 million starting in 2015.

The Company issued a press release in connection with the announcement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 12, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: February 12, 2014	By:	/s/ Robert K. Gudbranson
Robert K. Gudbranson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 12, 2014.